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                                                                    EXHIBIT 23.2

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated July 18, 1995, which appears on page 27 of the 1995 Annual Report to Stockholders of Raychem Corportation, which is incorporated by reference in Raychem Corporation's Annual Report on Form 10-K for the year ended June 30, 1995. We also consent to the incorporation by reference of our report on the Financial Statement Schedules, which appears on page 15 of such Annual Report on Form 10-K.



Price Waterhouse LLP
San Jose, California
February 14, 1996